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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                 WITH RESPECT TO
                    8.50% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                               THE DII GROUP, INC.


             Pursuant to the Prospectus Dated ___________ ____, 1997

         This form must be used by a holder of 8.50% Senior Subordinated Notes due 2007 (the "Old Notes") of The DII Group, Inc., a Delaware corporation (the "Company"), who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures" of the Company's Prospectus, dated __________, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

--------------------------------------------------------------------------------
     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON _____________, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE")
--------------------------------------------------------------------------------
            Chase Trust Company of California (the "Exchange Agent")

By Mail:                                     Overnight Courier:
-------                                      -----------------
Chase Trust Company of California            Chase Trust Company of California
c/o Texas Commerce Bank                      c/o Texas Commerce Bank
Corporate Trust Services                     Corporate Trust Services
1201 Main Street, 18th Floor                 1201 Main Street, 18th Floor
Dallas, TX  75202                            Dallas, TX  75202
Attention:  Frank Ivins                      Attention:  Frank Ivins
(Confidential)                               (Confidential)

By Hand:                                     Facsimile Transmission:
--------                                     -----------------------
Chase Trust Company of California            (214) 672-5746
c/o The Chase Manhattan Bank
55 Water Street, Room 234, North Building    Confirm by Telephone:
New York, NY  10041
Attention:  Steve Horowitz                   (214) 672-5678



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 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
                   ABOVE WILL NOT CONSTITUTE A VALID DELIVERY

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such a signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the related Letter of Transmittal.

         The undersigned hereby tenders the Old Notes listed below:

------------------------------------------------------------------------------------------
Certificate Number(s) (if known) of Old Notes    Aggregate Principal   Aggregate Principal
or Account Number at the Book-Entry               Amount Represented     Amount Tendered
               Facility
------------------------------------------------------------------------------------------

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

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













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                            PLEASE SIGN AND COMPLETE
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Signatures of Registered Holder(s) or
Authorized Signatory:..................  Date: ................., 199__
 .....................................    Address:
 .....................................    ......................................
Name(s) of Registered Holder(s):  ...    Area Code and Telephone No.  .........
 .....................................
 .....................................
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s)  ______________________________________________________________________

_______________________________________________________________________________

Capacity:  ____________________________________________________________________

Address(es):  _________________________________________________________________


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-------------------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
-------------------------------------------------------------------------------
         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third business day following the Expiration Date.



Name of firm:  ........................    .....................................
                                                   (Authorized Signature)

Address:  .............................    Name:  ..............................
                                                        (Please Print)

 .......................................    Title:  .............................
        (Include ZIP Code)

Area Code and Tel. No.  ...............    Dated:  ....................., 199__
-------------------------------------------------------------------------------


  DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.


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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related Letter of Transmittal.

         2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

            If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

            If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


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                                  INSTRUCTIONS

                           TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                               THE DII GROUP, INC.
                    8.50% Senior Subordinated Notes due 2007

  To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus, dated ___________, 1997 (the "Prospectus") of The DII Group, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

         This will instruct you, the registered holder and/or Book-Entry Transfer Facility Participant, as to action to be taken by you relating to the Exchange Offer with respect to the 8.50% Senior Subordinated Notes due 2007 (the "Old Notes") held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $                     of the 8.50% Senior Subordinated Notes due 2007.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any): $

         [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE), (ii) any New Notes being received by the undersigned will be acquired in the ordinary course of its business, (iii) at the time of commencement of the Exchange Offer the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes, (iv) the undersigned is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration


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and prospectus delivery requirements of the Securities Act to the extent applicable, (v) if the undersigned is not a broker-dealer, by tendering Old Notes and executing this Letter of Transmittal, the undersigned is not engaged in, and does not intend to engage in, a distribution of New Notes, and (vi) if the undersigned is a broker-dealer, by tendering Old Notes and executing this Letter of Transmittal, such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes (provided that, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
Act); (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.


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                            EXCHANGING DEALER STATUS
[ ]    Check this box if the Beneficial Owner of the Old Notes is an
       Exchanging Dealer and such Exchanging-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, A COPY OF THESE
       INSTRUCTIONS MUST BE RECEIVED WITHIN 30 DAYS AFTER THE EXPIRATION DATE
       BY THE DII GROUP, INC., ATTENTION CHIEF FINANCIAL OFFER, FACSIMILE:
       (303) 652-0416.
--------------------------------------------------------------------------------


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                                    SIGN HERE


Name of beneficial owner(s):  .................................................
Signature(s):  ................................................................
Name (please print):  .........................................................
Address:  .....................................................................
 ...............................................................................
 ...............................................................................
Telephone number:  ............................................................
Taxpayer Identification or Social Security Number:  ...........................
Date:  ........................................................................


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